                                   FORM 8-K


                     Securities and Exchange Commission
                          Washington, D.C.  20549



                               CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  May 21, 1998


                        Surety Capital Corporation
          ------------------------------------------------------
          (exact name of registrant as specified in its charter)



    Delaware                    33-1983                   75-2065607
---------------         ------------------------        --------------
(State or other         (Commission File Number)        (IRS Employer
jurisdiction of                                    	Identification
 incorporation)                                             Number)



          1845 Precinct Line Road, Suite 100, Hurst, Texas  76054
          -------------------------------------------------------
                 (address of principal executive offices)



Registrant's telephone number, including area code:  817-498-2749



                               Not applicable
        -------------------------------------------------------------
	(Former name or former address, if changed since last report)

PAGE

ITEM 5.  OTHER EVENTS

	At the annual meeting of stockholders held on May 21, 1998,
C. Jack Bean announced that he will retire as Chairman of the Board and Chief Executive Officer of the Company and as Chairman of the Board of the Company's subsidiary, Surety Bank, National Association ("Surety Bank"), effective as of August 31, 1998. Mr. Bean will retain his positions as a director of both companies and will continue to serve in a consulting capacity following his retirement.

	The Boards of Directors of the Company and Surety Bank have named Bobby W. Hackler to succeed Mr. Bean as Chairman of the Board and Chief Executive Officer of the Company and as Chairman of the Board of Surety Bank, effective upon Mr. Bean's retirement.
 Mr. Hackler will continue to serve as the President and Chief Executive Officer of Surety Bank, and as a director of both the Company and Surety Bank.

	Mr. Hackler joined the Company in 1990. He currently serve as Vice Chairman of the Board and Chief Operating Officer of the Company, as Vice Chairman, President and Chief Executive Officer of Surety Bank, and as a director of both companies.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

	(c)	Exhibits

		The following exhibits are included with this Form 8-K in accordance with the provisions of Item 601 of Regulation S-K:

		20  Press Release dated May 22, 1998*

_______________

		 *  Filed herewith.

PAGE

                                SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              SURETY CAPITAL CORPORATION



DATE:  May 29, 1998                           By: /s/ B. J. Curley
                                                  ------------------
                                                  B. J. Curley, Vice
                                                  President and Chief
                                                  Financial Officer